UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________
FORM 8-K
____________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2023
____________________________

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY
(Exact name of registrant as specified in its charter)
____________________________

Ireland	001-31560	98-1597419
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

38/39 Fitzwilliam Square	D02 NX53
Dublin 2
Ireland
(Address of principal executive office)	(Zip Code)
Registrant’s telephone number, including area code: (353) (1) 234-3136
N/A
(Former name or former address, if changed since last report)
_______________________________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary Shares, par value $0.00001 per share	STX	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On May 30, 2023, Seagate HDD Cayman (“Seagate HDD”), an exempted company with limited liability organized under the laws of the Cayman Islands and a subsidiary of Seagate Technology Holdings plc (the “Company”), issued $500 million in aggregate principal amount of 8.25% Senior Notes due 2029 (the “2029 Notes”) and $500 million in aggregate principal amount of 8.50% Senior Notes due 2031 (the “2031 Notes” and, together with the 2029 Notes, the “Notes”). The 2029 Notes mature on December 15, 2029, and were issued pursuant to an indenture, dated as of May 30, 2023 (the “2029 Indenture”), among Seagate HDD, the Company, Seagate Technology Unlimited Company (together with the Company, the “Guarantors”) and Computershare Trust Company, National Association (the “Trustee”), as trustee of the 2029 Notes. The 2031 Notes mature on July 15, 2031, and were issued pursuant to an indenture, dated as of May 30, 2023 (the “2031 Indenture” and, together with the 2029 Indenture, the “Indentures”), among Seagate HDD, the Guarantors and the Trustee, as trustee of the 2031 Notes. Seagate HDD and the Guarantors have also entered into a registration rights agreement related to the 2029 Notes, dated as of May 30, 2023 (the “2029 Registration Rights Agreement”), among Seagate HDD, the Guarantors and Morgan Stanley & Co. LLC, as representative of the several initial purchasers (collectively, the “Initial Purchasers”), and a registration rights agreement related to the 2031 Notes, dated as of May 30, 2023 (the “2031 Registration Rights Agreement” and, together with the 2029 Registration Rights Agreement, the “Registration Rights Agreements”), among Seagate HDD, the Guarantors and Morgan Stanley & Co. LLC, as representative of the Initial Purchasers.
Certain of the Initial Purchasers and their affiliates have provided certain commercial banking, financial advisory, investment banking and other services to the Company and its affiliates in the ordinary course of their business, for which they have received customary fees and commissions. The Trustee and affiliates of certain of the Initial Purchasers act as lenders and the Trustee and affiliates of certain Initial Purchasers act as agents under our credit agreement.
Indentures and Notes
The following is a brief description of the material provisions of the Indentures and the Notes. This description of the 2029 Indenture and the 2029 Notes is qualified in its entirety by the 2029 Indenture and the form of 8.25% Senior Note due 2029 (included in the 2029 Indenture), and this description of the 2031 Indenture and the 2031 Notes is qualified in its entirety by the 2031 Indenture and the form of 8.50% Senior Note due 2031 (included in the 2031 Indenture), filed as Exhibits 4.1, 4.2, 4.4 and 4.5, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.
Interest
Interest on the 2029 Notes will be payable in cash semiannually on June 15 and December 15 of each year, commencing on December 15, 2023, to holders of record of the 2029 Notes on the June 1 and December 1 immediately preceding the interest payment date. Interest on the 2031 Notes will be payable in cash semiannually on January 15 and July 15 of each year, commencing on January 15, 2024, to holders of record of the 2031 Notes on the January 1 and July 1 immediately preceding the interest payment date.
Guarantee
The obligations of Seagate HDD pursuant to each of the Indentures, including any repurchase obligation resulting from a Change of Control Triggering Event (as defined in the applicable Indenture), are fully and unconditionally guaranteed, on a senior unsecured basis, by the Guarantors (the “Guarantees”).
Ranking
The Notes are unsecured and will rank equally in right of payment with all of Seagate HDD’s other existing and future senior unsecured indebtedness and senior to any future subordinated indebtedness of Seagate HDD. The Guarantees will rank equally in right of payment with all of the Guarantors’ other existing and future unsecured indebtedness. The Notes will be effectively subordinated to the Guarantors’ and Seagate HDD’s present and future secured debt, to the extent of the value of the assets securing that debt, and will be structurally subordinated to all present and future liabilities, including trade payables, of Seagate HDD’s subsidiaries that do not guarantee the Notes (including liabilities pursuant to guarantees provided by certain of our subsidiaries of any borrowings under our credit agreement).

Optional Redemption
At any time before July 15, 2026, Seagate HDD may redeem the Notes of either series at its option, in whole or in part, at any time and from time to time, at a “make-whole” redemption price. The “make-whole” redemption price will be equal to the greater of: (1)(a) the sum of the present values at such redemption date of the redemption price of the applicable series of Notes that would apply if such series of Notes were redeemed on July 15, 2026 (at the price specified in the applicable Indenture) plus the remaining scheduled payments of interest thereon to, and including, July 15, 2026 discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate (as defined in the applicable Indenture) as of such redemption date; plus 50 basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of such series of Notes to be redeemed plus, in either case, accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. At any time on or after July 15, 2026, Seagate HDD may, at its option, redeem some or all of the Notes of either series at the prices specified in the applicable Indenture, plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date. In addition, Seagate HDD may redeem with the net cash proceeds from one or more equity offerings up to 40% of the outstanding principal amount of each series of Notes at any time prior to July 15, 2026, at a redemption price of 108.250%, in the case of the 2029 Notes, and a redemption price of 108.500%, in the case of the 2031 Notes, plus, in each case, accrued and unpaid interest to, but excluding, the redemption date.
Repurchase of Notes upon a Change of Control Triggering Event
Not later than 30 days following a Change of Control Triggering Event (as defined in the applicable Indenture) with respect to each series of Notes, Seagate HDD must make an offer to purchase all outstanding Notes of such series at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.
Covenants
Each series of Notes will be subject to the covenants in the applicable Indenture, which include limitations on liens, limitations on subsidiary debt, limitations on sale and lease-back transactions and limitations on consolidation, merger and conveyance, transfer and lease of assets. Seagate HDD is not required to make any mandatory redemption or sinking fund payments with respect to the Notes of either series.
Events of Default
The Indentures also provide for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on each applicable series of Notes governed by such applicable Indenture to become or to be declared due and payable.
Registration Rights Agreements
The Registration Rights Agreements provide that, if any of the applicable series of Notes are not freely transferable by persons not affiliated with the Guarantors or Seagate HDD (each, a “Registrable Security”) within 366 days after the original issuance date of the Notes of such series, the Guarantors and Seagate HDD are required to consummate no later than 451 days after the original issuance date of the Notes of such series, an offer to exchange all Registrable Securities for a new issue of notes with terms substantially similar to the Notes of such series that will be registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an effective Exchange Offer Registration Statement (as defined in the applicable Registration Rights Agreement).
If the Guarantors and Seagate HDD fail to comply with certain of their obligations under the applicable Registration Rights Agreement with respect to any Registrable Security (each, a “Registration Default”), then additional interest will accrue on such Registrable Security at a per annum rate of 0.25% for the first 90 days following such Registration Default, with such additional interest to be increased by an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum rate of 1.00% per annum, provided that all additional interest will cease to accrue on such Registrable Security upon the earlier of (1) the date on which all Registration Defaults with respect to such Registrable Security have been cured or (2) the date on which such Registrable Security becomes freely transferable by non-affiliates pursuant to Rule 144 under the Securities Act.
The description of the Registration Rights Agreements above is a summary and is qualified in its entirety by the 2029 Registration Rights Agreement and the 2031 Registration Rights Agreement, filed as Exhibit 4.3 and Exhibit 4.6, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1
Indenture for the 2029 Notes, dated as of May 30, 2023, among Seagate HDD Cayman, as Issuer, Seagate Technology Holdings plc and Seagate Technology Unlimited Company, as Guarantors, and Computershare Trust Company, National Association, as Trustee.

4.2	Form of 8.25% Senior Note due 2029 (included in Exhibit 4.1).
4.3	Registration Rights Agreement for the 2029 Notes, dated as of May 30, 2023, among Seagate HDD Cayman, Seagate Technology Holdings plc, Seagate Technology Unlimited Company and Morgan Stanley & Co. LLC
4.4
Indenture for the 2031 Notes, dated as of May 30, 2023, among Seagate HDD Cayman, as Issuer, Seagate Technology Holdings plc and Seagate Technology Unlimited Company, as Guarantors, and Computershare Trust Company, National Association, as Trustee.

4.5	Form of 8.50% Senior Note due 2031 (included in Exhibit 4.4).
4.6
Registration Rights Agreement for the 2031 Notes, dated as of May 30, 2023, among Seagate HDD Cayman, Seagate Technology Holdings plc, Seagate Technology Unlimited Company and Morgan Stanley & Co. LLC.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEAGATE TECHNOLOGY HOLDINGS PUBLIC LIMITED COMPANY

Date: May 30, 2023	By:	/s/ Gianluca Romano
	Name:	Gianluca Romano
	Title:	Executive Vice President and Chief Financial Officer